FILED
JAN 25 2011

OFFICE OF INSURANCE REGULATION

OFFICE OF
INSURANCE REGULATION
Docketed by: ___________

KEVIN M. McCARTY
COMMISSIONER

IN THE MATTER OF:	CASE NO.: 114165-10-CO

Application for Acquisition of FEDERATED
NATIONAL INSURANCE COMPANY by and its
Merger with and into AMERICAN VEHICLE
INSURANCE COMPANY
________________________________________________

CONSENT ORDER

THIS CAUSE came on for consideration upon the filing with the OFFICE OF INSURANCE REGULATION (hereinafter referred to as the "OFFICE") of an application for the acquisition of FEDERATED NATIONAL INSURANCE COMPANY by and its merger with and into AMERICAN VEHICLE INSURANCE COMPANY (hereinafter referred to as "Application") pursuant to Sections 628.451 and 628.461, Florida Statutes. The OFFICE, having considered said application and, being otherwise advised in the premises, finds as follows:

1. The OFFICE has jurisdiction over the subject matter and of the parties herein.

2. AMERICAN VEHICLE INSURANCE COMPANY (hereinafter referred to as "AMERICAN VEHICLE" or "APPLICANT") has applied for and, subject to the present and continuing satisfaction of the requirements, terms and conditions established herein, has satisfactorily met all of the conditions precedent to the granting of approval by the OFFICE of its proposed acquisition of FEDERATED NATIONAL INSURANCE COMPANY (hereinafter referred to as "FEDERATED NATIONAL") and FEDERATED NATIONAL's merger with and into AMERICAN VEHICLE.

3. AMERICAN VEHICLE and FEDERATED NATIONAL are both domestic property and casualty insurers which are each owned one hundred percent (100%) by 21ST CENTURY HOLDING COMPANY (hereinafter referred to as "21ST CENTURY"), a Florida corporation whose stock is traded on the NASDAQ under the symbol "TCHC". The Application represents that the only five percent (5%) or more shareholders of 21ST CENTURY are: Dimensional Fund Advisors LP which owns seven and twenty-three hundredths percent (7.23%), PNC Financial Services Group, Inc. which owns six and thirty-two hundredths percent (6.32%), and Lloyd I. Miller, III who owns five and twelve-hundredths percent (5.12%) of the outstanding voting securities of 21st CENTURY. AMERICAN VEHICLE, FEDERATED NATIONAL, and 21ST CENTURY represent that, with the exception of the foregoing, no other person or persons own five percent (5%) or more of the voting securities of 21ST CENTURY. Said representations are material to the issuance of this Consent Order.

4. APPLICANT has submitted a draft Agreement and Plan of Merger (hereinafter referred to as "MERGER AGREEMENT") between and among 21st CENTURY, FEDERATED NATIONAL, and APPLICANT whereby APPLICANT will acquire one hundred percent (100%) of the one million five hundred thousand (1,500,000) issued and outstanding common shares, with a par value of one U.S. dollar ($1.00) per share, of FEDERATED NATIONAL, upon execution of the MERGER AGREEMENT and the payment of one U.S. dollar ($1.00) plus other good and valuable consideration as described in the Application. FEDERATED NATIONAL's common stock will be surrendered and as a result of the consummation of the merger, (a) the separate existence of FEDERATED NATIONAL will cease, and (b) AMERICAN VEHICLE will be the surviving corporation and will remain a wholly-owned subsidiary of 21st CENTURY (hereinafter referred to as the "Merger"). APPLICANT and 21st CENTURY represent that subsequent to the effective date of the acquisition and Merger, AMERICAN VEHICLE will change its name to "FEDERATED NATIONAL INSURANCE COMPANY". AMERICAN VEHICLE post-Merger is hereinafter referred to as the "SURVIVING ENTITY".

5. A Disclaimer of Control Affidavit is on file with the OFFICE for PNC Financial Services Group, Inc. certifying that it will not exercise any control, directly or indirectly, over the activities of AMERICAN VEHICLE or FEDERATED NATIONAL. The representations made in the Disclaimer of Control Affidavit are material to the issuance of this Consent Order.

6. A Disclaimer of Control Affidavit is on file with the OFFICE for Lloyd I. Miller, III certifying that he does not and will not exercise any control, directly or indirectly, over the activities of 21st CENTURY or any entity owned or controlled by 21st CENTURY and licensed by the OFFICE. Further, Mr. Miller will not attempt to exercise any control, either directly or indirectly, over the activities of 21st CENTURY or any licensee without the advance written consent of the OFFICE. The representations made in the Disclaimer of Control Affidavit are material to the issuance of this Consent Order.

7. A Disclaimer of Control Affidavit is on file with the OFFICE for Dimensional Fund Advisors, LP, certifying that no individual from this entity does or will exercise any control, directly or indirectly, over the activities of 21st CENTURY or any entity owned or controlled by 21st CENTURY and licensed by the OFFICE.  Further, no individual from this entity will attempt to exercise any control, either directly or indirectly, over the activities of 21st CENTURY or any licensee without the advance written consent of the OFFICE. The representations made in the Disclaimer of Control Affidavit are material to the issuance of this Consent Order.

8. APPLICANT, FEDERATED NATIONAL, and 21ST CENTURY have made material representations that, except as disclosed in the Application, none of the officers and directors of SURVIVING ENTITY and none of the officers and directors of 21ST CENTURY have been found guilty of, or pleaded guilty or nolo contendere to, a felony or a misdemeanor other than a minor traffic violation, without regard to whether a judgment of conviction was entered by the Court.

9. APPLICANT, FEDERATED NATIONAL or 21ST CENTURY shall provide to the OFFICE legible and complete fingerprint cards for all the officers and directors of 21ST CENTURY. If the completed fingerprint cards of any said person furnished to the OFFICE, or other sources utilized by the OFFICE in its investigation process, reveal that the representations made in paragraph eight (8) above are inaccurate, those individuals involved shall be removed as an officer and/or director within thirty (30) days after notification by the OFFICE and replaced with a person or persons acceptable to the OFFICE.

10. APPLICANT has submitted evidence that background investigative reports have been ordered from an independent investigative agency for the following officers and/or directors of 21ST CENTURY: Rebecca Campillo, Bruce F. Simberg, Richard W. Wilcox, Jr., Carl Dorf, Charles B. Hart, Jr. and Jenifer G. Kimbrough. APPLICANT, FEDERATED NATIONAL, and/or 21ST CENTURY shall within thirty (30) days of the execution of this Consent Order, submit or cause to be submitted, current background investigative reports for the aforementioned individuals. If the background investigative reports on such officers or directors furnished to the OFFICE or other sources utilized by the OFFICE in its investigation process reveal that the representations in paragraph eight (8) above are inaccurate, the individual(s) involved shall be removed as officer(s) and/or director(s) within thirty (30) days after notification by the OFFICE and replaced with a person or persons acceptable to the OFFICE.

11. Except as stated in paragraphs nine (9) and/or ten (10) above, APPLICANT, FEDERATED NATIONAL, and 21ST CENTURY represent that they have submitted complete information on all of the individuals referenced in paragraph eight (8) above, and that if said information has not been provided, any such individual shall be removed as officer and/or director of said company within thirty (30) days after notification by the OFFICE.

12. If, upon receipt of such notification from the OFFICE, pursuant to paragraphs nine (9), ten (10), and/or eleven (11) above, APPLICANT, FEDERATED NATIONAL, and/or 21ST CENTURY does not timely take the required corrective action, APPLICANT, FEDERATED NATIONAL, and 21ST CENTURY agree that such failure to act would constitute an immediate danger to the public, and the OFFICE may immediately suspend, revoke, or take other administrative action as it deems appropriate upon the Certificate of Authority of SURVIVING ENTITY, without further proceedings, pursuant to Sections 120.569(2)(n) and 120.60(6), Florida Statutes.

13. APPLICANT has filed, and the OFFICE has relied upon the representations in the Plan of Operation post-Merger and supporting documents that it has submitted with the Application. Prior written approval must be secured from the OFFICE prior to any material deviation from said Plan of Operation. Further, SURVIVING ENTITY shall not exceed the direct, assumed, and/or net premiums written projected in the Pro Forma Statement for years 2010, 2011, and 2012, submitted with the Application or as subsequently amended and submitted to and approved by the OFFICE, without the prior written approval of the OFFICE.

14. APPLICANT, FEDERATED NATIONAL, and 21ST CENTURY agree that SURVIVING ENTITY shall not write in the (050) Commercial Multi Peril line of business, nor shall it write any new commercial property business, including condo associations, under any other line of business for which it is authorized, until it receives the prior written approval of the OFFICE.

15. APPLICANT, FEDERATED NATIONAL, and 21ST CENTURY acknowledge that the (240) Surety line of business shall be removed from the Certificate of Authority of AMERICAN VEHICLE upon execution of this Consent Order.  Therefore, as of the effective date of the Merger, SURVIVING ENTITY shall be authorized to write the following lines of business in Florida: (010) Fire, (020) Allied Lines, (040) Homeowners Multi Peril, (050) Commercial Multi Peril, (090) Inland Marine, (170) Other Liability, (192) Private Passenger Auto Liability, (194) Commercial Auto Liability, (211) Private Passenger Auto Physical Damage, and (212) Commercial Auto Physical Damage. In accordance with paragraph fourteen (14) above, SURVIVING ENTITY shall not write in the (050) Commercial Multi Peril line of business until it receives the prior written approval of the OFFICE.

16. According to FEDERATED NATIONAL'S September 30, 2010 QUASR submission required by Section 624.424(10), Florida Statutes, FEDERATED NATIONAL has approximately forty-five percent (45%) of its total book of Homeowners Multi Peril policies located in Broward, Miami-Dade and Palm Beach Counties ("Tri-County Area"). SURVIVING ENTITY shall reduce its total number of Homeowners Multi Peril policies in the Tri-County Area to less than or equal to forty percent (40%) of its total book of business by December 31, 2011. Furthermore, upon execution of the Consent Order, SURVIVING ENTITY shall not write more than five hundred thousand U.S. dollars ($500,000) of new Homeowners Multi Peril premium in the Tri-County Area each month until otherwise notified by the OFFICE in writing.

17. SURVIVING ENTITY shall amend the Pro Forma Statement referenced in paragraph thirteen (13) above, to reflect its compliance with the requirements of paragraph sixteen (16) above, and submit to the OFFICE for its approval within thirty (30) days following the execution of this Consent Order.

18. For the first year following the effective date of the Merger, any change in the officers of SURVIVING ENTITY shall be subject to the prior written approval of the OFFICE.

19. APPLICANT represents that it will forgive the five million U.S. dollars ($5,000,000) surplus note issued by FEDERATED NATIONAL. SURVIVING ENTITY shall provide documentation to the OFFICE within ten (10) days of the effective date of the Merger reflecting that said surplus note has been forgiven by APPLICANT.

20. SURVIVING ENTITY shall submit to the OFFICE for its prior written approval any agreements to be entered into by SURVIVING ENTITY as a result of the Merger, including the contemplated endorsements and/or amendments to any and all reinsurance agreements, which were not previously submitted with the Application.

21. As a condition of the approval of the Application, SURVIVING ENTITY shall within ten (10) days following the effective date of the Merger, provide to the Bureau of Collateral Management the necessary documentation to transfer the current deposit of FEDERATED NATIONAL in the amount of one million U.S. dollars ($1,000,000) to the existing deposit account of AMERICAN VEHICLE. SURVIVING ENTITY shall thereafter maintain a deposit of not less than two million U.S. dollars ($2,000,000) with the Bureau of Collateral Management, until such time as the OFFICE approves a reduction of said deposit.

22. SURVIVING ENTITY shall file with the OFFICE, by the 21st day of the month subsequent to the previous month's end, partial financial statements reflecting its operational results for the previous month. These filings shall be prepared in accordance with the format prescribed within the National Association of Insurance Commissioners Quarterly Statement Instructions for Property and Casualty Insurers. Each filing shall include, at a minimum, pages 1, 2, 3, 4, 5, 10, 12, and 13 and should be submitted via the Regulatory Electronic Filing System (REFS) no later than 5:00 p.m. on the 21st of each month. These reports shall be filed monthly, beginning with the month of January 2011, until otherwise notified by the OFFICE in writing.

23. SURVIVING ENTITY shall provide the OFFICE, within three (3) business days of each month's end, a report detailing, by county, the amount of new Homeowners Multi Peril premium written for that month. Further, the report shall include the total number of Homeowners Multi Peril policies in force as of that month. These reports shall be filed monthly, beginning with the month of January 2011, until otherwise notified by the OFFICE in writing.

24. SURVIVING ENTITY shall provide the OFFICE within five (5) business days after execution of the Consent Order, monthly financial projections for 2011.

25. FEDERATED NATIONAL has represented to the OFFICE that, in an effort to reduce its exposure in the Tri-County Area, it will nonrenew certain Homeowners Multi Peril policies that are currently part of its book of business. On January 5, 2011, FEDERATED NATIONAL submitted to the OFFICE's Bureau of Property and Casualty Financial Oversight a Summary of Non-Renewal Activity prepared by Insight Catastrophe Group and marked as page seven (7) which projects the number of policies by county that will be nonrenewed in 2011. Any material deviation by SURVIVING ENTITY from this report shall require the OFFICE's prior written approval. Further, SURVIVING ENTITY shall within three (3) business days of each month's end provide a report to the OFFICE detailing, by county, the number of Homeowners Multi Peril policies nonrenewed for that month. These reports shall be filed monthly, beginning with the month of January 2011, until otherwise notified by the OFFICE in writing.

26. AMERICAN VEHICLE, FEDERATED NATIONAL, and 21ST CENTURY acknowledge that entry of this Consent Order does not constitute approval by the OFFICE of any contemplated rate change, but rather that any said rate plan shall be submitted to the OFFICE for approval as a separate filing.

27. 21ST CENTURY shall cease the payment of any dividends until SURVIVING ENTITY reports two (2) consecutive quarters of net underwriting income.

28. Under the existing Managing General Agency Agreement between FEDERATED NATIONAL and ASSURANCE MANAGING GENERAL AGENTS, INC. (hereinafter referred to as "ASSURANCE MANAGER"), FEDERATED NATIONAL is obligated to pay ASSURANCE MANAGER six percent (6%) of gross written premium. FEDERATED NATIONAL has represented to the OFFICE that it will reduce the fee to ASSURANCE MANAGER to two percent (2%) of gross written premium during the first quarter of 2011 and three percent (3%) of gross written premium during the second quarter of 2011. SURVIVING ENTITY shall submit an amendment to the Managing General Agency Agreement with ASSURANCE MANAGER to the OFFICE within ten (10) days of the effective date of the Merger, which reflects a fee to ASSURANCE MANAGER of two percent (2%) of gross written premium during the first quarter of 2011, three percent (3%) of gross written premium during the second quarter of 2011, and four percent (4%) of gross written premium thereafter. Said managing general agency fee shall not be increased above four percent (4%) of gross written premium without the prior written approval of the OFFICE.

29. Under the existing Claims Service Agreement, FEDERATED NATIONAL is obligated to pay SUPERIOR ADJUSTING, INC. (hereinafter referred to as "SUPERIOR ADJUSTING") four and one-half percent (4.5%) of gross earned premium. SURVIVING ENTITY shall submit an amendment to the Claims Service Agreement with SUPERIOR ADJUSTING to the OFFICE within ten (10) days of the effective date of the Merger, which reflects a lower commission and fee schedule of three and six-tenths percent (3.6%) of gross earned premium. Said claims service fee shall not be increased above three and six-tenths percent (3.6%) of gross earned premium without the prior written approval of the OFFICE.

30.            Any arrangement or agreement with an affiliated party for the provision of administrative services shall be evidenced by a written contract. Any such contract shall comply with the following requirements, if applicable:

a) SURVIVING ENTITY must have the right to terminate the contract for cause;

b) The contract shall contain a provision with respect to the underwriting or other standards pertaining to the business underwritten by SURVIVING ENTITY;

c) The contract shall be retained as part of the official records of both the affiliate and SURVIVING ENTITY for the term of the contract and five (5) years afterward;

d) Payment to the affiliate of any premiums or charges for insurance by or on behalf of the insured shall be deemed to have been received by SURVIVING ENTITY, and return premiums or claims payments forwarded by SURVIVING ENTITY to the affiliate shall not be deemed to have been paid to the insured or claimant until such payments are received by the insured or claimant;

e) The affiliate shall hold all funds collected on behalf of or for SURVIVING ENTITY as well as all return premiums received from SURVIVING ENTITY in a fiduciary capacity in trust accounts;

f) The affiliate shall adhere to underwriting standards, rules, procedures and manuals setting forth the rates to be charged, and the conditions for the acceptance or rejection of risks as determined by SURVIVING ENTITY;

g) All fees and charges must be specified in the contract and they must be comparable to fees charged to any other insurer for which similar contracted services are provided by the affiliate; or, if the affiliate does not perform such services for other insurers, the fees charged must be reasonable in relation to the services provided;

h) All claims paid by the affiliate from funds collected on behalf of SURVIVING ENTITY shall be paid only on drafts of, and as authorized by, SURVIVING ENTITY;

i) SURVIVING ENTITY shall retain the right of continuing access to books and records maintained by the affiliate sufficient to permit SURVIVING ENTITY to fulfill all of its contractual obligations to insured persons, subject to any restrictions in the written agreement between SURVIVING ENTITY and the affiliate on the proprietary rights of the parties in such books and records;

j) The affiliate shall provide written notice, as approved by SURVIVING ENTITY, to insured individuals advising them of the identity of, and relationship among, the affiliate, the policyholder, and SURVIVING ENTITY; and

k) Any policies, certificates, booklets, termination notices, or other written communications delivered by SURVIVING ENTITY to the affiliate for delivery to its policyholders shall be delivered by the affiliate promptly after receipt of instructions from SURVIVING ENTITY to deliver them.

30. APPLICANT, FEDERATED NATIONAL, and 21ST CENTURY agree that any managerial, administrative or employee sharing arrangements involving SURVIVING ENTITY will be in accordance with a formal written agreement, and must contain, at a minimum, the following:

a) A requirement of monthly cash settlement of any expenses incurred for the month; and

b) A clear delineation of the financial boundaries of each operation.

Further, SURVIVING ENTITY shall not bear any occupancy expenses for space which is occupied by any other affiliate and, upon examination, shall be prepared to demonstrate how the occupancy cost and space is allocated among them.

32. APPLICANT, FEDERATED NATIONAL, and 21ST CENTURY agree that this Consent Order, and the OFFICE's approval of the MERGER AGREEMENT, shall become null and void if the Merger does not become effective with sixty (60) days of execution of this Consent Order.

33. SURVIVING ENTITY shall, within ten (10) days from the effective date of the Merger, file with the OFFICE copies of any and all applicable documentation evidencing the finalization of the Merger, including the executed Agreement and Plan of Merger and the Articles of Merger, as filed with the Florida Secretary of State.

34. SURVIVING ENTITY shall, within ten (10) days from the effective date of the Merger, file with the OFFICE copies of its Articles of Amendment to Articles of Incorporation reflecting the name change of AMERICAN VEHICLE to FEDERATED NATIONAL INSURANCE COMPANY, as filed with the Florida Secretary of State.

35. SURVIVING ENTITY shall surrender FEDERATED NATIONAL's original Florida Certificate of Authority to the OFFICE within ten (10) days from the effective date of the Merger.

36. APPLICANT, FEDERATED NATIONAL, and 21ST CENTURY represent that upon approval of the Application, all existing policyholders of APPLICANT and FEDERATED NATIONAL will be sent a notice advising them of the Merger and subsequent name change. Such notice is subject to a separate approval by the Bureau of Property and Casualty Product Review.  Further, FEDERATED NATIONAL shall notify its policyholders that AMERICAN
VEHICLE will be assuming all of the duties and obligations that were originally those of FEDERATED NATIONAL.

37. SURVIVING ENTITY shall, no later than fifteen (15) days after the month in which the Merger occurs, file an update to its Holding Company Registration Statement, as required by Section 628.801, Florida Statutes, and Rule 690-143.046, Florida Administrative Code.

38. Executive Order 13224, which was signed by President George Bush on September 23, 2001, and blocks the assets of terrorists and terrorist support organizations identified by the United States Department of the Treasury, Office of Foreign Assets Control. The Executive Order also prohibits any transactions by U.S. persons involving the blocked assets and interests. The list of identified terrorists and terrorist support organizations is periodically updated at the Treasury Department's Office of Foreign Assets Control website, www.treas.gov/ofac.  SURVIVING ENTITY shall maintain and adhere to procedures necessary to detect and prevent prohibited transactions with individuals and entities which have been identified at the Treasury Department's Office of Foreign Assets Control website.

39. APPLICANT, FEDERATED NATIONAL, and 21ST CENTURY affirm that all representations are true and that all representations, requirements, terms and conditions set forth herein are material to the issuance of this Consent Order, and represent that the information, documentation, representations, and explanations provided to the OFFICE in connection with the application for approval of the Merger accurately and completely describe all transactions, agreements and understandings pertaining to the Merger.

40. SURVIVING ENTITY shall report to the OFFICE, Property & Casualty Financial Oversight, any time it is named as a party defendant in a class action lawsuit, within fifteen (15) days after the class is certified, and SURVIVING ENTITY shall include a copy of the complaint at the time of reporting the class action lawsuit to the OFFICE.

41. APPLICANT, FEDERATED NATIONAL, and 21ST CENTURY hereby expressly waive a hearing in this matter, the making of Findings of Fact and Conclusions of Law by the OFFICE, and all further and other proceedings herein to which the parties may be entitled by law or rules of the OFFICE. APPLICANT, FEDERATED NATIONAL, and 21ST CENTURY also hereby knowingly and voluntarily waive all rights to challenge or to contest this Consent Order, in any forum now available to them, including the right to any administrative proceeding, circuit or federal court action, or any appeal.

42. The deadlines set forth in this Consent Order may be extended by written approval of the OFFICE. Approval of any deadline extension is subject to statutory or administrative regulation limitations.

43. Each party to this action shall bear its own costs and fees, except as otherwise set forth in this Consent Order.

44. Any prior Consent Order(s) that APPLICANT and/or FEDERATED NATIONAL have entered into with the OFFICE prior to the effective date of the Merger shall apply and remain in full force and effect for SURVIVING ENTITY except where provisions of such Consent Order(s) have expired, have been superseded by subsequent Consent Orders, or are inconsistent with this Consent Order.

45. SURVIVING ENTITY shall report to the OFFICE within sixty (60) days from the date of the execution of this Consent Order a certification evidencing compliance with all of the requirements of this Consent Order. Any exceptions shall be so noted and contained in the certification. Exceptions noted in the, certification shall also include a timeline defining when the outstanding requirements of the Consent Order will be complete. Said certification shall be submitted to the OFFICE via electronic mail and directed to the attention of the Assistant General Counsel representing the OFFICE in this matter and as named in this Consent Order.

46. APPLICANT, FEDERATED NATIONAL, and 21ST CENTURY agree that failure to adhere to one or more of the terms and conditions contained herein shall result, without further proceedings, in the revocation of SURVIVING ENTITY's Certificate of Authority in this state in accordance with Sections 120.569(2)(n) and 120.60(6), Florida Statutes.

47. The parties agree that this Consent Order shall be deemed to be executed when the OFFICE has executed a copy of this Consent Order bearing the signature of APPLICANT or its authorized representative, FEDERATED NATIONAL or its representative, and 21ST CENTURY or its authorized representative, notwithstanding the fact that the copy may have been transmitted to the OFFICE electronically. Further, APPLICANT, FEDERATED NATIONAL, and 21ST CENTURY agree that the signatures of their representatives as affixed to this Consent Order shall be under the seal of a Notary Public.

WHEREFORE, subject to the conditions set forth above, the OFFICE hereby approves the Application for Acquisition of FEDERATED NATIONAL INSURANCE COMPANY by AMERICAN VEHICLE INSURANCE COMPANY and Merger of FEDERATED NATIONAL INSURANCE COMPANY with and into AMERICAN VEHICLE INSURANCE COMPANY, and subsequent to the effective date of the Merger, the name change of AMERICAN VEHICLE INSURANCE COMPANY to FEDERATED NATIONAL INSURANCE COMPANY.

FURTHER, all terms and conditions contained herein are hereby ORDERED.

DONE and ORDERED THIS 25th day of January 2011.

/s/ Kevin M. McCarty, Commissioner
Kevin M. McCarty, Commissioner
Office of Insurance Regulation

By execution hereof, AMERICAN VEHICLE INSURANCE COMPANY, consents to entry, of this Consent Order, agrees without reservation to all of the above terms and conditions and shall be bound by all provisions herein. The undersigned represents that he has the authority to bind AMERICAN VEHICLE INSURANCE COMPANY to the terms and conditions of this Consent Order.

AMERICAN VEHICLE INSURANCE COMPANY

	By:	/s/ Michael H. Braun

[Corporate Seal]	Print Name:	Michael H. Braun

	Title:	President

	Date:	01/20/2011

STATE OF Florida

COUNTY OF Broward

The foregoing instrument was acknowledge before me this 20th day of January, 2011

By Michael H. Braun               as President
       (Name of Person)                        (Type of Authority – e.g. officer, trustee, attorney-in-fact)
for American Vehicle Insurance Company.
       (Company Name)

/s/ Rebecca L. Campillo
REBECCA L. CAMPILLO MY COMMISSION #DD840104 EXPIRES: February 05, 2013 Fl Notary Discount Assoc. Co.	(Signature of the Notary)

Rebecca L. Campillo
(Print, Type or Stamp Commissioned Name of Notary)

Personally Known       X    OR Produced Identification

Type of Identification Produced

By execution hereof, FEDERATED NATIONAL INSURANCE COMPANY consents to entry, of this Consent Order, agrees without reservation to all of the above terms and conditions and shall be bound by all provisions herein. The undersigned represents that he/she has the authority to bind FEDERATED NATIONAL INSURANCE COMPANY to the terms and conditions of this Consent Order.

FEDERATED NATIONAL INSURANCE COMPANY

	By:	/s/ Michael H. Braun

[Corporate Seal]	Print Name:	Michael H. Braun

	Title:	President

	Date:	01/20/2011

STATE OF Florida

COUNTY OF Broward

The foregoing instrument was acknowledge before me this 20th day of January, 2011

By Michael H. Braun             as  President
       (Name of Person)                          (Type of Authority – e.g. officer, trustee, attorney-in-fact)
for Federated National Insurance Company.
       (Company Name)

/s/ Rebecca L. Campillo
REBECCA L. CAMPILLO MY COMMISSION #DD840104 EXPIRES: February 05, 2013 Fl Notary Discount Assoc. Co.	(Signature of the Notary)

Rebecca L. Campillo
(Print, Type or Stamp Commissioned Name of Notary)

Personally Known       X    OR Produced Identification

Type of Identification Produced

By execution hereof, 21ST CENTURY HOLDING COMPANY consents to  entry, of this Consent Order, agrees without reservation to all of the above terms and conditions and shall be bound by all provisions herein. The undersigned represents that he/she has the authority to bind 21ST CENTURY HOLDING COMPANY to the terms and conditions of this Consent Order.

21ST CENTURY HOLDING COMPANY

	By:	/s/ Michael H. Braun

[Corporate Seal]	Print Name:	Michael H. Braun

	Title:	Chief Executive Officer and President

	Date:	01/20/2011

STATE OF Florida

COUNTY OF Broward

The foregoing instrument was acknowledge before me this 20th day of January, 2011

By Michael H. Braun           as  Chief Executive Officer and President
       (Name of Person)                       (Type of Authority – e.g. officer, trustee, attorney-in-fact)
for 21ST Century Holding Company.
       (Company Name)

/s/ Rebecca L. Campillo
REBECCA L. CAMPILLO MY COMMISSION #DD840104 EXPIRES: February 05, 2013 Fl Notary Discount Assoc. Co.	(Signature of the Notary)

Rebecca L. Campillo
(Print, Type or Stamp Commissioned Name of Notary)

Personally Known         X    OR Produced Identification

Type of Identification Produced

COPIES FURNISHED TO:

MICHAEL H. BRAUN, PRESIDENT
Federated National Insurance Company
American Vehicle Insurance Company
3661 W. Oakland Park Blvd., Suite 300
Lauderdale Lakes, Florida 33311-1156
Email: Mbraun@tchcusa.com

FRED E. KARLINSKY, ESQUIRE
COLODNY, FASS, TALENFELD, KARLINSKY, ABATE
One Financiäl Plaza, 23rd Floor
100 Southeast 3rd Avenue
Fort Lauderdale, Florida 33394
Email: fkarlinsky@cftlaw.com

LIBBY THOMSON, FINANCIAL ADMINISTRATOR
Bureau of Property & Casualty Financial Oversight
Office of Insurance Regulation
200 East Gaines Street
216B Larson Building
Tallahassee, Florida 32399-0329
Email: elizabeth.thomson@floir.com

ERNESTO ("ERNIE") DOMONDON,
FINANCIAL EXAMINER/ANALYST SUPERVISOR
Bureau of Property & Casualty Financial Oversight
Office of Insurance Regulation
Room 212.8, Larson Building
200 East Gaines Street
Tallahassee, Florida 32399
E-Mail: ernie.domondon@floir.com

JASON B. NELSON, ASSISTANT GENERAL COUNSEL
 Legal Services Office
Office of Insurance Regulation
200 East Gaines Street
Tallahassee, Florida 32399-4206
Phone: (850) 413-4112 Fax: (850) 922-2543
Email: Jason.Nelson@floir.com